EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 55 to the Registration Statement (the “Registration Statement”) of MFS Variable Insurance Trust (the “Trust”) (File Nos. 33-74668 and 811-8326), of my opinion dated April 24, 2006, appearing in Post-Effective Amendment No. 24 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on April 24, 2006.

 CHRISTOPHER R. BOHANE

 Christopher R. Bohane

 Senior Vice President and Deputy General Counsel

Boston, Massachusetts

April 26, 2024